Exhibit 10.1

Amended and Restated 2005 Long-Term Incentive Plan

Sabre Holdings Corporation

i

Sabre Holdings Corporation
Amended and Restated 2005 Long-Term Incentive Plan

Section 1.  Purpose; Definitions

The Sabre Holdings Corporation Amended and Restated 1996 Long-Term Incentive Plan is hereby amended and restated (the “2005 Restatement”) and renamed the Sabre Holdings Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”).  The 2005 Restatement will be effective May 17, 2005, subject to its approval by shareholders on that date; provided, however, that, as applied to awards of Deferred Stock (as defined below) that are granted and/or become vested on or after January 1, 2005, the 2005 Restatement shall be effective as of January 1, 2005.  Awards of Deferred Stock that are both earned and vested on or prior to December 31, 2004 shall continue to be governed by the terms of the Plan that were in effect prior to this 2005 Restatement.  As applied to awards of Deferred Stock, the 2005 Restatement is intended as good faith compliance with the provisions of the American Jobs Creation Act of 2004.

The purpose of the Plan is to enable Sabre Holdings Corporation (the “Company”) to attract, retain, and reward non-employee directors, executive officers, managers, and key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such individuals and the Company’s shareholders, by offering such individuals performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.  The Plan is an amendment and restatement of the Company’s Amended and Restated 1996 Long-Term Incentive Plan, which was intended to replace and supersede the Company’s 1996 Long-Term Incentive Plan (the “1996 Plan”).

For purposes of the Plan, the following terms shall be defined as set forth below

(a)                                  “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Book Value” means, as of any given date, on a per share basis (a) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (b) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d)                                 “Cause” means, but is not limited to, any of the following actions: theft, dishonesty or fraud, insubordination, persistent inattention to duties or excessive absenteeism, violation of the Company’s Work Principles, Business Ethics or other policies, or state or federal law, or any other conduct which would disqualify the participant from entitlement to unemployment benefits. The determination of whether Cause exists shall be made in the Company’s sole discretion.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)                                    “Committee” means the Committee referred to in Section 2 of the Plan.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g)                                 “Company” means Sabre Holdings Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)                                 “Deferred Stock” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

(i)                                     “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan; provided, however, that for the purposes of Section 8(b)(iii) and Section 12(a)(ii)(C), the term “Disability” shall mean a condition under which a participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(j)                                     “Effective Date” means May 14, 2002.  Except as otherwise provided for herein with respect to awards of Deferred Stock, the effective date of this 2005 Restatement is May 17, 2005.

(k)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)                                     “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular was, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(m)                               “Incentive Stock Option” means any Stock Option intended to be and designated as and incentive Stock Option” within the meaning of Section 422 of the Code.

(n)                                 “Key Employee” shall mean a “key employee” as defined in Section 416(i) of the Code without regard to paragraph (5) thereof.

(o)                                 “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p)                                 “Other Stock-Based Award” means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(q)                                 “Performance Award” means an award under Section 11 below that is valued based on the level of attainment of performance objectives related to the performance measures set forth in Section 11.

(r)                                    “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee).

(s)                                  “Plan” means Sabre Holdings Corporation’s Amended and Restated 2005 Long-Term Incentive Plan (formerly known as the Amended and Restated 1996 Long-Term Incentive Plan), as hereinafter amended from time to time.

(t)                                    “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(u)                                 “Stock” means the Class A Common Stock, $.01 par value per share, of the Company.

(v)                                 “Stock Appreciation Right” means the right to participate in an increase in the value of a share of Stock pursuant to an award granted under Section 6.

(w)                               “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(x)                                   “Stock Purchase Right” means the right to purchase Stock pursuant to Section 9.

(y)                                 “Subsidiary” means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the terms “Change in Control,” “Potential Change in Control,” “Change in Control Price,” “Good Reason,” and “Notice of Termination” shall have the meanings set forth, respectively, in Sections 12(b), (c), (d), (e), and (f) below.

Section 2.  Administration

The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as “Outside Directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to non-employee directors, executive officers, managers, and key Employees, eligible under Section 4: (i) Stock Options and Incentive Stock Options: (ii) Stock Appreciation Rights: (iii) Restricted Stock: (iv) Deferred Stock: (v) Stock Purchase Rights: (vi) Other Stock-Based Awards: and/or (vii) Performance Awards.

In particular the Committee shall have the authority:

(i)

To select the non-employee directors, executive officers, managers, and key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock-Based Awards, and/or Performance Awards may from time to time be granted hereunder;

(ii)

To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock Based Awards, and/or Performance Awards or any combination thereof, are to be granted hereunder to one or more eligible employees and non-employee directors;

(iii)	Subject to the provisions of Sections 3, 5 and 11, to determine the number of shares to be covered by each such award granted hereunder;

(iv)

To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

(v)	To determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(l) or (m), as applicable, instead of Stock;

(vi)	To determine whether and under what circumstances an award of Restricted Stock or Deferred Stock may be settled in cash;

(vii)

To determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-à-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(viii)

To determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(ix)	To determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

(x)

To designate the Corporate Secretary of the Company, other executive officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf.

The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable: to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto): and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

Section 3.  Stock Subject to Plan

Effective May 14, 2002, the total number of shares of Stock reserved and available for distribution under the Plan was increased by 14,000,000 shares. Along with the 13,000,000 shares previously reserved (which have grown to be 13,635,410 as a result of the adjustment for the dividend preceding the Company’s spin-off from AMR Corporation) the total number of shares reserved under the plan is 27,635,410 shares.

From and after May 17, 2005, no more than five million (5,000,000) shares of Stock shall be granted in the form of Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock Based Awards, Performance Awards.  The five million (5,000,000) share limit is inclusive of the approximately forty-one thousand (41,000) shares remaining of the previous two million (2,000,000) share Restricted Stock limit and the approximately one million (1.000,000) shares remaining of the previous one million (1,000,000) share limit of Deferred Stock, Stock Purchase Rights, Performance Awards, or Other Stock Based Awards, but does not include shares of Stock subject to awards of Restricted Stock, Deferred Stock, Stock Purchase Rights, Performance Awards, or Other Stock Based Awards that were granted prior to May 17, 2005.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option or an Incentive Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right, Performance Awards, or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall not be counted against the share limits set forth in this Section 3 and shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, large non-recurring cash dividend (as determined by the Committee), Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right.

Section 4.  Eligibility

Non-employee directors, executive officers, managers, and other key employees of the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

Section 5.  Stock Options

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types:  (i) Incentive Stock Options and (ii) Nonqualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options granted to any employee during any twelve (12) month period (determined without regard to whether any option is cancelled) exceed one million (1,000,000) shares, as such number may be adjusted pursuant to Section 3.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)                                  Option Price.  The Option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock at grant, provided however, that the Option price per share of Stock purchasable under a Stock Option that is granted in connection with a merger, stock exchange, or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of grant.

(b)                                 Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c)                                  Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant: provided, however, that, except as provided in Section 12, or unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)                                 Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Nonqualified Stock Option, in the form of Restricted Stock, or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Option is exercised).

If payment of the option exercise price of a Nonqualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to the shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

(e)                                  Transferability of Options.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any participants shall be subject to any lien, obligation or liability of the participant.

(f)                                    Termination by Death.  Subject to Section 5(k), if an optionee’s employment by or service with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.

(g)                                 Termination by Reason of Disability.  Subject to Section 5(k), if an optionee’s employment by or service with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment or service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h)                                 Termination for Cause.  Subject to Section 5(k), if an optionee’s employment by the Company and any Subsidiary or Affiliate is terminated for Cause, the Stock Option shall thereupon terminate, whether or not exercisable at that time.

(i)                                     Other Termination.  Unless otherwise determined by the Committee, if an optionee’s employment by or service with the Company and any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate.

(j)                                     Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

(k)                                  Buyout Provisions.  The Committee may at any time offer to buy out for payment in cash, Stock, Deferred Stock or Restricted Stock, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made.

(l)                                     Settlement Provisions.  If the option agreement so provides at grant or is amended after grant but prior to the exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

(m)                               Repricing. The price payable for any Share issued under the Plan may not be decreased after the date of grant, nor may an Option or Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower price payable per Share; except that the Committee may make adjustments pursuant to Section 3.

Section 6.  Stock Appreciation Rights

(a)                                  Grant and Exercise.  Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan: provided that, in no event shall the number of shares subject to Stock Appreciation Rights granted to any employee during any twelve (12) month period exceed one million (1,000,000) shares, as such number may be adjusted pursuant to Section 3. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

The term of each Stock Appreciation Right granted independent of a Stock Option shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b)                                 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)                                     Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee at or after grant: provided, however, that Stock Appreciation Rights granted in conjunction with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii)                                  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in shares of Stock equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the exercise price per share determined by the Committee at the time of grant multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, which exercise price shall not be less than one hundred percent (100%) of the Fair Market

Value of one share of Stock on the date of grant. When payment is to be made, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.  Notwithstanding anything in this Section 6(b) to the contrary, Stock Appreciation Right grants made to employees who are not subject to Section 409A of the Code may be settled in either cash or shares, in compliance with local regulations.  For employees who are subject to section 409A of the Code the Committee may provide, at the time a Stock Appreciation Right is granted, that the Stock Appreciation Right may be settled in cash or shares of Stock in the sole discretion of the Committee, so long as any Stock Appreciation Right that may be settled in cash comply with all of the applicable provisions of Section 409A of the Code and any regulations promulgated thereunder.

(iii)                               Except to the extent the Committee may authorize or permit Stock Appreciation Rights to be transferred to, or for the benefit of, members of the participant’s family, no Stock Appreciation Right shall be transferable by the participant otherwise than by will or by the law’s of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the participant’s lifetime only by the participant.

(iv)                              Upon the exercise of a Stock Appreciation Right granted in conjunction with a Stock Option under the Plan, the number of shares issued under such Stock Appreciation Right based on the value of the Stock Appreciation Right at the time of exercise shall be deemed to be issued for purposes of the share authorization set forth in Section 3 of the Plan.

Section 7.  Restricted Stock

(a)                                  Administration.  Subject to the limitations set forth in Section 3, shares of Restricted Stock may be issued either alone or, in addition to, or in tandem with, other awards granted under the Plan and or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)                                 Awards and Certificates.  The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(i)                                     The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

(ii)                                  Awards of Restricted Stock must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing an award agreement and paying whatever price (if any) is required under Section 7(b)(i).

(c)                                  Terms and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 7 shall he subject to the following restrictions and conditions:

(i)                                     Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)                                  Except as provided in this paragraph (ii) and Section 7(c)(i), the Committee, in its sole discretion, as determined at the time of the award, may permit the participant to have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends and may permit or require such cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 15(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued,

(iii)                               Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or service with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv)                              If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(vi) to settle the award in cash).

(d)                                 Minimum Value Provisions.  In order to better ensure that award payments actually reflect the performance of the Company, Subsidiaries, Affiliates and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

Section 8.  Deferred Stock

(a)                                  Administration.  Deferred Stock may be awarded either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)                                 Terms and Conditions.  The shares of Deferred Stock awarded pursuant to this Section 8(b) shall be subject to the following terms and conditions:

(i)                                     Subject to the provision of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award (unless the Committee decides pursuant to Section 2(vi) to settle the award in cash).

(ii)                                  Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or, with respect to any Deferred Stock award that is earned and vested as of December 31, 2004 (but not with respect to any awards of Deferred Stock that are granted and/or become vested on or after January 1, 2005) after the time of the award by the Committee, in its sole discretion.

(iii)                               Subject to the provisions of the award agreement and this Section 8, upon termination of a participant’s employment or service with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.  Notwithstanding anything herein to the contrary, with respect to any awards of Deferred Stock that are granted and/or become vested on or after January 1, 2005, no unrestricted Stock subject to such an award may be distributed to a participant who is a Key Employee on account of a termination of employment sooner than the date that is six months following the date of such a participant’s termination of employment with the Company for any reason other than the participant’s death or Disability.

(iv)                              Based on service, performance, and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or, with respect to any Deferred Stock award that is earned and vested as of December 31, 2004 (but not with respect to any awards of Deferred Stock that are granted and/or become vested on or after January 1, 2005), waive the deferral limitations for all or any part of such award.  Notwithstanding anything herein to the contrary, the distribution to a participant of unrestricted Stock with respect to an award of Deferred Stock that is granted and/or becomes vested on or after January 1, 2005 may not be accelerated.

(v)                                 A participant may elect (a “Subsequent Election”) to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the “Elective Deferral Period”), subject to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. With respect to awards of Deferred Stock that were earned and vested as of December 31, 2004, subject to any exceptions adopted by the Committee, such Subsequent Election must generally be made at least twelve (12) months prior to completion of the Deferral Period of such Deferred Stock award (or such installment).  With respect to awards of Deferred Stock that are granted and/or become vested on or after January 1, 2005, any Subsequent Election must (i) be made in the manner specified by the Committee at least one (1) calendar year prior to the completion of the Deferral Period of such Deferred Stock award (or such installment), (ii) not take effect until at least one (1) calendar year after the Subsequent Election is submitted, and (iii) provide for the deferral of the date of the distribution for a minimum of five (5) additional years.

(vi)                              Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(c)                                  Minimum Value Provisions.  In order to better ensure that award payments actually reflect the performance of the Company, Subsidiaries, Affiliates and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

Section 9.  Stock Purchase Rights

(a)                                  Awards and Administration.  The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock) at price(s) determined by the Committee at or after grant.

The Committee shall also impose such deferral, forfeiture, and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

(b)                                 Exercisability.  Stock Purchase Rights shall be exercisable for such period after grant as is determined by the Committee.

Section 10.  Other Stock-Based Awards

(a)                                  Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, stock purchase rights, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either along with, or in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provision of Other Stock-Based Awards need not be the same in respect to each recipient.

(b)                                 Terms and Conditions.  Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

(i)                                     Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(ii)                                  Subject to the provision of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently, or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)                               Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement as determined by the Committee, in its sole discretion.

(iv)                              Subject to any restrictions imposed by Section 409A of the Code, in the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section l0.

(v)                                 Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

(vi)                              Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at least fifty percent (50%) of the Fair Market Value of the Stock on the date of grant.

Section 11.  Performance Related Awards

(a)                                  Performance Objectives.  Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, a cash-based award or any award of Restricted Stock, Deferred Stock, or Other Stock-Based Awards to an executive officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act, as amended, other than an award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Award”). Such performance objectives shall be determined over a measurement period or periods established by the Committee and related to at least one of the following criteria, which may be determined solely by reference to the performance of (i) the Company, (ii) a Subsidiary, (iii) an Affiliate, (iv) a division or unit of any of the foregoing, or based on comparison performance of any of the foregoing relative to other companies: (A) return on assets: (B) return on equity; (C) total shareholder return: (D) revenues: (E) cash flows, revenues, and/or earnings relative to other parameters: (F) operating income: (G) return on investment: (H) changes in the value of the Company’s common stock: and (I) operating margin (the “Performance Criteria”). Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be awarded to any one participant and that may be subject to any such Performance Award in any twelve (12) month period shall not exceed 200,000 shares, as such number may be adjusted pursuant to Section 3.

(b)                                 Annual Incentive Compensation.  The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan to any executive officer of the Company and any Subsidiary or Affiliate who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria.  Notwithstanding anything else contained herein to the contrary, the maximum amount of any such cash payment to any single executive officer with respect to any calendar year shall not exceed the lesser of (A) $2,000,000 and (B) twice the executive officer’s annual base salary as in effect on the last day of the preceding fiscal year.

(c)                                  Interpretation.  Notwithstanding anything else in the Plan to the contrary, to the extent a Performance Related Award is intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion if the exercise of such discretion would cause such award to fail to qualify as performance-based compensation.

Section 12.  Change in Control Provisions

(a)                                  Impact of Event.  In the event of either:

(1)                                  a “Change in Control” as defined in Section 12(b), or

(2)                                  a “Potential Change in Control” as defined in Section 12(c), but only if and to the extent so determined by the Committee or the Board at or after grant subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination, the following shall occur:

(i)                                     Any issued and outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Stock Equivalent Units, Deferred Stock, Stock Purchase Rights, Other Stock-Based Awards, Performance Awards, or any other equity-based compensation (collectively, “Equity Awards”) shall continue in effect or, if such continuation is not possible, shall be equitably converted to equivalent Equity Awards of any successor entity.

(ii)                                  If such continuation or conversion is not possible (but only if it is not possible), all such Equity Awards shall become fully vested and exercisable in accordance with the following:

(A)                              Any Stock Appreciation Rights and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(B)                                The restrictions or deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights.  Other Stock-Based Awards, and Performance Awards in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested and any Performance Criteria shall be deemed met at target.

(C)                                Notwithstanding anything herein to the contrary, in no event shall amounts in respect of awards of Deferred Stock any Other Stock-Based Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, in each case that are granted or become vested on or after January 1, 2005, be distributed prior to the occurrence of either (i) a termination of the participant’s employment with the Company  (or six months thereafter for Key Employees), (ii) the participant’s death or Disability, or (iii) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code.

(iii)                               If any Equity Awards are not vested in accordance with (ii) above, but rather are continued or converted as provided in (i) above, then they shall become vested if the participant is involuntarily terminated without Cause or voluntarily terminates for Good Reason (as defined herein) within one (1) year after a Change in Control, and, if subject to an exercise right, shall remain fully exercisable for at least three (3) months following such termination (or, if longer, pursuant to the terms of such Equity Awards).

(iv)                              If any Equity Awards are not continued or converted, but rather become fully vested and exercisable as provided in paragraph (ii) above, then the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock-Based Awards, and Performance Awards in each case to the extent vested, shall, unless determined otherwise by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 12(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(b)                                 Definition of “Change in Control”.  For purposes of Section 12(a), a “Change in Control” means the happening of any of the following:

(i)                                     When any Person, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities:

(ii)                                  The individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding share of stock of the Company (the “Outstanding Company Stock”) and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then Outstanding Company Stock and the combined voting power of the then Outstanding Company Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or throughout one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of respectively, the then Outstanding Company Stock resulting from such Business Combination or the combined voting power of the then

Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)                                  Definition of Potential Change in Control.  For purposes of Section 12(a), a “Potential Change in Control” means the happening of any one of the following:

(i)                                     The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 12(b); or

(ii)                                  The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(d)                                 Change in Control Price.  For the purposes of the Section 12, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Section 12(a)(iv).

(e)                                  Definition of Good Reason.  For purposes of Section 12(a) above, the participant will be entitled to terminate employment with the Company and its Subsidiaries for “Good Reason” after a Change in Control if:

(i)                                     without the participant’s written consent, one or more of the following events occurs at any time during the first twelve (12) months after such Change in Control:

(1)                                  the participant’s base salary rate or annual incentive compensation target is reduced below that in effect immediately prior to the Change in Control for any reason other than for Cause;

(2)                                  the participant’s principal office is moved, without the participant’s consent, to a location that is more than fifty (50) statute miles from its location immediately prior to the Change in Control;

(3)                                  for any reason other than for Cause, the participant suffers a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the participant held immediately prior to the Change in Control;

(5)                                  a successor where applicable, does not assume and agree to the terms of this Plan; or

(6)                                  the Company purports to terminate participant’s employment other than in accordance with a Notice of Termination, as described below.

(ii)                                  the participant notifies the Company in writing (addressed in care of the Chairman of the Board of the Company) of the occurrence of such event;

(iii)                               within thirty (30) days following receipt of such written notice, the Company does not cure such event to the reasonable satisfaction of the participant and deliver to the participant a written statement that it has done so; and

(iv)                              within sixty (60) days following the expiration of the period specified in Section (12)(e)(iii) above (without the occurrence of a cure and written notice thereof as described in Section (12)(e)(iii) above), the participant voluntarily terminates employment with the Company.

(v)                                 Notwithstanding anything to the contrary in Section 12(e), no accelerated vesting will occur by reason of this Plan in the event of:

(A)                              Termination of the participant’s employment with the Company by reason of the participant’s death or Disability, so long as neither the participant nor the Company previously received a Notice of Termination for the participant;

(B)                                Termination by the participant of the participant’s employment with the Company at or after age sixty-five (65) if the participant is then eligible for retirement; or

(C)                                Termination of the participant’s employment with the Company for Cause.

(f)                                    Notice of Termination.  Any termination of the participant’s employment, by the Participant, as contemplated by Section 12(e) above will be communicated by written notice to the Company delivered in person or by certified mail.  Any “Notice of Termination” will:

(i) state the effective date of termination, which will not be less than thirty (30) days or more than sixty (60) days after the date the Notice of Termination is delivered (the “Termination Date”),  (ii) state the specific provision in this Plan being relied upon for termination; (iii) state the facts and circumstances claimed to provide a basis for such termination in reasonable detail.

Section 13.  Amendments and Termination

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted or Deferred Stock award, Stock Purchase Right, Other Stock-Based Award, or Performance Award theretofore granted, without the optionee’s or participant’s consent.

The Committee and/or the Company’s Benefits Administration Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, except that, unless otherwise permitted by Section 3 above, (i) no such amendment shall impair the rights of any holder without the holder’s consent; (ii) no such amendment may decrease the minimum Stock Option Exercise Price set forth in subsection 5(a), unless any such amendment is approved by the Company’s shareholders; and (iii) the provisions of subsection 5(n) may not be amended, unless any such amendment is approved by the Company’s shareholders.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 14.  Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder: provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 15.  General Provisions

(a)                                  The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)                                 Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)                                  The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment or service as a director with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees or service of a director at any time.

(d)                                 Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment of arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e)                                  The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options. Stock Purchase Rights, and other Plan awards).

(f)                                    The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 16.  Term of Plan

No Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right, Other Stock-Based Award, or Performance Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the date of shareholder approval, but awards granted prior to such tenth (10th) anniversary may extend beyond that date.